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                                                                      EXHIBIT 99


[DEVON ENERGY LETTERHEAD]


                                  NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:         VINCE WHITE
                        VP COMMUNICATIONS AND INVESTOR RELATIONS
                        (405) 552-4505

INVESTOR CONTACTS:      ZACK HAGER
                        MANAGER, INVESTOR RELATIONS
                        (405) 552-4526


              DEVON ENERGY ANNOUNCES ACCEPTANCE OF TENDER OFFER BY
                        ANDERSON EXPLORATION SHAREHOLDERS


OKLAHOMA CITY, OKLAHOMA, OCTOBER 12, 2001 -- Devon Energy Corporation (AMEX:
DVN; TSE:NSX) announced today the acceptance of its C$40.00 per share cash tender offer for Anderson Exploration Ltd. (TSE:AXL; NYSE:AXN) by Anderson's shareholders. The offer commenced on September 6, 2001 and expired today, as scheduled, at 1:01 a.m. (Calgary, Alberta time). Devon also announced that it has received all necessary regulatory approvals concerning the acquisition of Anderson.

A total of 128 million of Anderson's shares were tendered under the offer. This represents approximately 97 percent of Anderson's total shares outstanding. Devon intends to take up the tendered shares and pay the depository on Monday, October 15, 2001. Devon intends to acquire the remaining shares of Anderson by compulsory acquisition for C$40.00 per share in cash.

"We warmly welcome to the Devon family those employees from Anderson who will be joining us," said J. Larry Nichols, Devon's Chairman, President and CEO. "As Canada continues to grow in importance as a supplier of natural gas, Devon will be well positioned to participate in that growth."

Devon Energy Corporation is an independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. Shares of Devon Energy Corporation trade on the American Stock Exchange under the symbol DVN. Devon's



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exchangeable shares (resulting from Northstar, Devon's wholly-owned Canadian operating unit) trade on The Toronto Stock Exchange under the symbol NSX.


             NOTICE TO INVESTORS CONCERNING DEVON'S PLANS TO ACQUIRE
                                 MITCHELL ENERGY

Investors and security holders are advised to read the definitive joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the proposed transaction because it will contain important information. A preliminary joint proxy statement/prospectus has been filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Devon and Mitchell with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon when they become available by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The definitive joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell when they become available by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Devon's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mitchell's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.


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